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                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

                  This Contribution Agreement (this "Agreement"), is dated as of July 31, 2002, by and between WellCare Holdings, LLC, a Delaware limited liability company ("WellCare Holdings") and Soros Private Equity Investors LP ("Soros Fund"). Unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings set forth in Section 1 of this Agreement.

                  As of immediately prior to the consummation of the transactions contemplated by this Agreement, Soros Fund is the owner of one Class A Common Unit, which Class A Common Unit was issued to Soros Fund on May 13, 2002, pursuant to Section 4.1(a) of WellCare Holdings' Limited Liability Company Agreement, dated as of May 13, 2002.

                  In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows.

                  Section 1. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Class A Common Units" means WellCare Holdings' Class A Common Units (as such term is defined in the WellCare Holdings LLC Agreement).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

                  "WellCare Holdings LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of WellCare Holdings, dated as of the date hereof.

                  Section 2. Contributions to WellCare Holdings; Issuance of Class A Common Units to Soros Fund. Soros Fund hereby contributes cash in the amount of $69,999,000 to WellCare Holdings and, in exchange for such contribution, WellCare Holdings hereby issues to Soros Fund 69,999 Class A Common Units.

                  Section 3. Representations and Warranties of Soros Fund. Soros Fund hereby represents and warrants to WellCare Holdings that the following statements contained in this Section 3 are true, correct and complete as of the date hereof:

                  3A.      Existence and Authorization. Soros Fund is duly
organized and/or formed and validly existing and in good standing under the laws of its jurisdiction of organization and/or formation, and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by Soros Fund of this Agreement have been duly authorized by Soros Fund. This Agreement constitutes a valid and binding obligation of Soros Fund enforceable in

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accordance with its terms, except as such enforceability may be limited by: (i)
applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  3B. No Breach. The execution, delivery and performance by Soros Fund of this Agreement will not result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Soros Fund is a party or by which Soros Fund is bound.

                  3C.      Disclosure of Information. Soros Fund has received
and reviewed information about WellCare Holdings, and has had an opportunity to ask questions and receive answers from WellCare Holdings regarding the terms and conditions of the offering of the Class A Common Units pursuant to this Agreement and the business, properties, prospects and financial condition of WellCare Holdings and its subsidiaries and to conduct such due diligence review as it has deemed appropriate.

                  3D.      Investment Experience. Soros Fund acknowledges that
it is able to fend for itself, can bear the economic risk of its investment in the Class A Common Units, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of owning an investment in the Class A Common Units.

                  3E.      Accredited Investor. Soros Fund is an "accredited
investor" as defined under Rule 501 promulgated under the Securities Act.

                  3F.      Investment Intent. Soros Fund is acquiring the
applicable Class A Common Units for its own account, with the present intention of holding such securities for purposes of investment, and has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

                  3G.      No Public Market. Soros Fund understands that no
public market now exists for the Class A Common Units and that there is no assurance that a public market will ever exist for the Class A Common Units. Soros Fund also understands that Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any of the Class A Common Units.

                  Section 4. Financial Statements and Access to Information

                  4A.      Financial Statements. The Company shall deliver to
Soros Fund:

                           (i) within 45 days after the end of each monthly accounting period in each fiscal year of the Company (other than any monthly accounting period ending on the last day of a fiscal quarter of the Company), unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such monthly period (as well as unaudited consolidated statements of income of the Company and its subsidiaries for the period from the beginning of the fiscal year to the end of such month) and unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such monthly period (and such financial statements shall set forth in each case comparisons to

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         the Company's and its subsidiaries' corresponding period in the preceding fiscal year and to the Company's and its subsidiaries' then budget for such period). Such financial statements shall be prepared in all material respects in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                           (ii) within 45 days after the end of each quarterly accounting period in each fiscal year of the Company (other than any quarterly accounting period ending on the last day of a fiscal year of the Company), unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such quarterly period (as well as unaudited consolidated statements of income of the Company and its subsidiaries for the period from the beginning of the fiscal year to the end of such quarter) and unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period (and such financial statements shall set forth in each case comparisons to the Company's and its subsidiaries' corresponding period in the preceding fiscal year and to the Company's and its subsidiaries' then budget for such period). Such financial statements shall be prepared in all material respects in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments; and

                           (iii) within 90 days after the end of each fiscal year of the Company, audited consolidated statements of income and cash flows of the Company and its subsidiaries for such fiscal year, and audited consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year (and such financial statements shall set forth in each case comparisons to the Company's and its subsidiaries' corresponding period in the preceding fiscal year). Such financial statement shall be prepared in all material respects in accordance with generally accepted accounting principles, consistently applied.

                  4B.      Access to Information. The Company shall permit Soros
Fund and its representatives (including, without limitation, its legal counsel and accountants), during normal business hours and such other times as Soros Fund may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with any of the executive officers of the Company or any of its subsidiaries.

                  4C.      Termination. If at any time after the date hereof (i)
Soros Fund and its affiliates collectively own less than 5% of the Company's (or any of its successors') then number of issued and outstanding voting common equity securities, then this Section 4 shall terminate as of such time or (ii) the Company (or any of its successors) consummates an underwritten initial public offering of its common equity securities, then clauses (ii) and (iii) of
Section 4A shall terminate as of such time.

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                  Section 5. Miscellaneous.

                  5A.      Successors and Assigns. Soros Fund shall not assign
any rights under this Agreement without the prior written consent of WellCare Holdings (and any attempted assignment without such consent shall be null and void). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

                  5B.      Severability. Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  5C.      Amendments. This Agreement may be amended only upon
the written consent of all of the parties hereto.

                  5D.      Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  5E.      Descriptive Headings; Interpretation. Section
headings used in this Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word "including" or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.

                  5F.      Governing Law. This Agreement shall be governed by
and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

                  5G.      Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT
HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

                  5H.      No Strict Construction. The parties hereto have
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  5I.      Entire Agreement. This Agreement and the other
documents referred to herein contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

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                  5J.      Time of the Essence; Computation of Time. Time is of
the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which commercial banks in the State of Delaware are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

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                  IN WITNESS WHEREOF, the parties have executed this
Contribution Agreement as of the date first written above.

                                            WELLCARE HOLDINGS, LLC

                                            By: /s/ Todd S. Farha
                                                --------------------------------
                                                Name:  Todd S. Farha
                                                Title: Chief Executive Officer

                                            SOROS PRIVATE EQUITY INVESTORS LP

                                            By: /s/ Richard D. Holahan
                                                --------------------------------
                                                Name:  Richard D. Holahan, Jr.
                                                Title: Attorney-in-Fact